UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): July 13, 2007

China 3C Group
(Exact name of registrant as specified in charter)

Nevada
(State or other jurisdiction of incorporation)

000-28767 (Commission File Number)	88-0403070 (IRS Employer Identification No.)

368 HuShu Nan Road
HangZhou City, Zhejiang Province, China

(Address of principal executive offices and zip code)

086-0571-88381700
(Registrant’s telephone number including area code)

(Former Name and Former Address)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

The statements contained in this Form 8-K that are not purely historical are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These include statements about the Registrant’s expectations, beliefs, intentions or strategies for the future, which are indicated by words or phrases such as “anticipate,” “expect,” “intend,” “plan,” “will,” “the Registrant believes,” “management believes” and similar words or phrases. The forward-looking statements are based on the Registrant’s current expectations and are subject to certain risks, uncertainties and assumptions. The Registrant’s actual results could differ materially from results anticipated in these forward-looking statements. All forward-looking statements included in this document are based on information available to the Registrant on the date hereof, and the Registrant assumes no obligation to update any such forward-looking statements.

Item 1.01    Entry into a Material Definitive Agreement.

On July 13, 2007, China 3C Group (the “Company”) entered into a Securities Purchase Agreement (the “Purchase Agreement”) with certain investors (the “Investors”) for the sale of an aggregate of 2,095,714 shares of the Company’s common stock, $.001 par value per share (the “Shares”) and at a purchase price of $5.60 per Share for an aggregate purchase price equal to approximately $11.74 million in a transaction exempt from registration under the Securities Act of 1933, as amended (the “Transaction”). The Company anticipates that the Transaction will be consummated on or prior to August 8, 2007. In connection with the Transaction, the Company has agreed to provide the Investors rights to register the Shares pursuant to the terms of a registration rights agreement (the “Registration Rights Agreement”) to be entered into upon the closing of the Transaction. The issuance of the Shares was exempt from registration under the Securities Act pursuant to Section 4(2) of the Securities Act.

The Company and the Investors have made customary representations, warranties and covenants in the Purchase Agreement. Consummation of the Transaction is subject to certain conditions, including, among others, (i) delivery of certain executed documents, including the Registration Rights Agreement and opinions of legal counsel for the Company; (ii) the continued accuracy of each party’s representations and warranties contained in the Purchase Agreement; and (iii) compliance with each party’s covenants. The Purchase Agreement contains certain termination rights for both the Company and the Investors.

The Purchase Agreement sets forth certain other rights and obligations of the parties. A form of the Purchase Agreement attached hereto as Exhibit 10.1 and is hereby filed and incorporated herein by reference. The description of the Purchase Agreement in this current report is a summary and is qualified in its entirety by the terms such document.

Neither this current report on Form 8-K, nor any of the exhibits attached hereto constitute an offer to sell, nor is it a solicitation of an offer to buy, the Company’s securities.

Item 3.02    Unregistered Sales of Equity Securities

Please see the disclosure set forth above in Item 1.01.

Item 9.01    Financial Statements and Exhibits.

(c)	Exhibits

Exhibit No.	Description
10.1	Form of Securities Purchase Agreement, dated July 13, 2007, by and among the Company and certain subscribers.
99.1	Press Release dated July 17, 2007.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHINA 3C GROUP

By:	/s/ Zhenggang Wang
Name: Zhenggang Wang
Title: Chief Executive Officer

Dated: July 17, 2007